UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 16, 2019

Prosperity bancshares, inc.

(Exact name of registrant as specified in its charter)

Texas	001-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe Houston, Texas 77027 (Address of principal executive offices including zip code)

Registrant's telephone number, including area code:  (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

On April 16, 2019, Prosperity Bancshares, Inc. (the "Company") held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.

Leah Henderson, Ned S. Holmes, Jack Lord and David Zalman were elected as Class III directors to serve on the Board of Directors of the Company until the Company’s 2022 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

	Votes For	Votes Withheld	Broker Non-Votes

Leah Henderson	52,957,506	3,498,844	6,919,932

Ned S. Holmes	53,325,065	3,131,285	6,919,932

Jack Lord	56,044,947	411,402	6,919,932

David Zalman	54,562,460	1,893,890	6,919,932

The following Class I and Class II directors continued in office after the Annual Meeting: James A. Bouligny, W. R. Collier, William T. Luedke IV, Perry Mueller, Jr. D.D.S., Harrison Stafford II, Robert Steelhammer, and H.E. Timanus, Jr.

2.

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

62,897,246	369,332	109,703	0
3.	The shareholders adopted, on a non-binding, advisory basis, a proposal approving the compensation of the Company's named executive officers by the votes set forth in the table below:
Votes For	Votes Against	Abstentions	Broker Non-Votes

54,819,214	1,146,823	490,311	6,919,932

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: April 18, 2019	By:	/s/ Charlotte M. Rasche
Charlotte M. Rasche
Executive Vice President and General Counsel